VIKING RANGE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
September 30, 2012 and December 31, 2011
(Dollars in Thousands)

	September 30, 2012
	(unaudited)	December 30, 2011

ASSETS
Current assets
Cash and cash equivalents	$2,924	$3,676
Accounts receivable - less allowance for doubtful
accounts of $271 and $128 in 2012 and 2011, respectively	24,378	21,611
Other receivables	423	510
Inventories
Finished goods and accessories	4,276	6,556
Raw materials, parts and work in progress	11,188	13,091
Service parts	3,212	3,390
Total inventories	18,676	23,037
Prepaid expenses and other assets	4,579	5,430
Total current assets	50,980	54,264
Property, plant and equipment
Land	1,558	1,542
Buildings and improvements	80,308	79,992
Equipment	150,838	151,041
Total property, plant and equipment	232,704	232,575
Less accumulated depreciation and amortization	(154,954)	(150,154)
Property, plant and equipment, net	77,750	82,421
Construction in progress	3,201	4,507
Goodwill	7,859	7,859
Other	1,455	1,608
Total assets	$141,245	$150,659

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$17,292	$12,520
Accrued expenses	28,963	18,423
Current maturities of long-term debt	62,876	3,244
Other current liabilities	4,789	5,578
Total current liabilities	113,920	39,765

Long-term debt, less current maturities	102,917	168,919

Other long-term liabilities	14,254	14,510

Shareholders' equity (deficit)
Viking Range Corporation shareholders' equity (deficit)
Common stock	1,975	1,975
Additional paid-in capital	3,825	3,825
Accumulated other comprehensive income	280	39
Retained earnings (deficit)	(92,389)	(74,967)
Shareholder notes receivable	(4,156)	(4,156)
Total Viking Range Corporation shareholders' equity (deficit)	(90,465)	(73,284)
Non-controlling interest in consolidated entities	619	749
Total shareholders' equity (deficit)	(89,846)	(72,535)
Total liabilities and shareholders' equity (deficit)	$141,245	$150,659

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIKING RANGE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements Of Operations
Nine Months Ended September 30, 2012 and 2011
(Dollars in Thousands)

	September 30, 2012	September 30, 2011

Net sales	$159,368	$154,198
Cost of goods sold	112,723	95,880
Gross margin	46,645	58,318

Selling, general and administrative	47,303	51,604
Restructuring	5,530	343
Operating income (loss)	(6,188)	6,371

Interest expense	9,368	8,240
Loss from continuing operations before income taxes	(15,556)	(1,869)

Income tax expense	80	500
Net loss from continuing operations	(15,636)	(2,369)

Loss from operations of discontinued businesses	(1,529)	(1,043)
Net loss	(17,165)	(3,412)
Net loss attributable to noncontrolling interest	(257)	(453)
Net loss attributable to Viking Range Corporation
and subsidiaries	$(17,422)	$(3,865)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIKING RANGE CORPORATION AND AFFILIATES
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2012 and 2011
(Dollars in Thousands)

	September 30, 2012	September 30, 2011

Cash flows from operating activities
Net loss	$(17,165)	$(3,412)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities
Depreciation and amortization	8,049	9,994
Loss on disposal of assets	179	—
Other adjustments, net	16,574	(11,769)
Net cash provided by (used in) operating activities	7,637	(5,187)

Cash flows from investing activities
Purchases of property, plant and equipment	(2,425)	(3,192)
Proceeds from sale of property, plant and equipment	265	—
Proceeds from sale of business	582	—
Decrease in cash from deconsolidation	(245)
Net cash used in investing activities	(1,823)	(3,192)

Cash flows from financing activities
Net proceeds from revolving line of credit	(6,353)	12,611
Proceeds from long-term borrowings	3,000	—
Principal payments on long-term debt	(3,017)	(3,019)
Shareholder distributions	(280)	(478)
Net cash provided by (used in) financing activities	(6,650)	9,114

Effect of foreign currency changes on cash and
cash equivalents	84	(57)

(Decrease) increase in cash and cash equivalents	(752)	678

Cash and cash equivalents at beginning of year	3,676	5,783
Cash and cash equivalents at end of year	$2,924	$6,461

The accompanying notes are an integral part of these condensed consolidated financial statements.

VIKING RANGE CORPORATION AND SUBSIDIARIES
Nine Months Ended September 31, 2012 and 2011
(Dollars in Thousands, Except When Noted)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies

Nature of Business and Basis of Presentation

The September 30, 2012 and 2011 financial statements are condensed consolidated financial statements of Viking Range Corporation ("VRC") and its subsidiaries (collectively, the "Company"). VRC manufactures ultra-premium ranges, ovens, other kitchen equipment, premium outdoor cooking equipment and other complementary products and sells these manufactured products and other purchased kitchen equipment to distributors primarily in the United States.

The subsidiaries of VRC consist of Viking Culinary Group, LLC ("VCG"); the Ramey Agency, LLC ("Ramey"); the Viking Hospitality Group, LLC ("VHG"); and other subsidiaries. VCG operates retail culinary centers in Florida, Mississippi and Tennessee, which sell cooking tools and bakeware and feature cooking schools. Ramey is an advertising agency whose primary customer is VRC. VHG owns and operates a hotel, restaurant, spa, retail store and cooking school in Greenwood, Mississippi. Lokion is a web development company based in Tennessee. In 2012, the Company sold its membership interest in Lokion to the noncontrolling interest holders.

VRC has contributed equity membership interests in certain of these subsidiaries to key members of management of the subsidiaries. The equity membership interests of these members of management have been recorded as non-controlling interests in the accompanying consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. For further information, refer to the Company's audited consolidated financial statements and footnotes for the year ended December 31, 2011.

Principles of Consolidation and Financial Statement Presentation

The consolidated financial statements include entities that are more than 50 percent owned or are otherwise controlled by the Company. All intercompany balances and transactions have been eliminated in consolidation.

The Company's share of earnings or losses of investees is included in the consolidated operating results using the equity method of accounting when the Company is able to exercise significant influence over the operating and financial decisions of the investee. If the Company is not able to exercise significant influence over the operating and financial decisions of the investee, the cost method of accounting is used.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Estimates are used when accounting for items such as the allowance for doubtful accounts, inventory obsolescence, warranties, self-insurance risk and recoverability of intangible and other long-lived assets.

Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurements and Disclosure, establishes a three-level hierarchy for fair value measurements. The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The classification of fair value within the hierarchy is based upon the lowest level of input that is significant to the measurement. For Level 1, the valuation is based upon quoted prices for identical assets or liabilities in an active market. For Level 2, the valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable, either directly or indirectly, for substantially the full term of the financial instrument. For Level 3, the valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The following table presents information about the liability recorded at fair value at September 30, 2012 and December 31, 2011, in the consolidated balance sheets:

	Fair Value Measurements at September 30, 2012
	Quoted Prices	Significant
	In Active	Other	Significant
	Markets for	Observable	Unobservable	Total at
	Identical Assets	Inputs	Inputs	September 30,
	(Level 1)	(Level 2)	(Level 3)	2012
Interest rate swaps	$—	$262	$—	$262
Total	$—	$262	$—	$262

	Fair Value Measurements at December 31, 2011
	Quoted Prices	Significant
	In Active	Other	Significant
	Markets for	Observable	Unobservable	Total at
	Identical Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2011
Interest rate swaps	$—	$333	$—	$333
Total	$—	$333	$—	$333

At September 30, 2012 and December 31, 2011, the Company determined the fair value of its derivatives using model-derived valuations in which all significant inputs are observable.

The majority of the Company's non-financial instruments, which include goodwill, intangible assets and property and equipment, are not required to be carried at fair value on a recurring basis but are subject to fair value adjustments only in certain circumstances. If certain triggering events occur such that a non-financial instrument is required to be evaluated for impairment, a resulting asset impairment would require that the non-financial instrument be recorded at the lower of historical cost or its fair value.

Note 2. Litigation

The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. Currently the Company is not subject to any pending, threatened or asserted legal proceedings or claims which the Company believes will have a material impact on the Company's fiscal condition or results of operations.

Note 3. Accrued Expenses

Accrued expenses as of September 30, 2012 and December 31, 2011 consisted of the following:

	September 30, 2012	December 31, 2011

Accrued Warranty	$7,575	$5,197
Accrued Interest	4,125	825
Accrued co-op advertising	1,324	1,017
Accrued property tax	1,054	1,119
Accrued rebates	1,985	2,425
Other Accrued Expenses	12,900	7,840
	$28,963	$18,423

Note 4. Warranty

The Company provides its end-user customers limited warranties on certain products that generally expire one year after the sale of the product to the customer. Warranty costs relating to products sold under warranty are estimated and recorded as warranty obligations at the time of sale based on historical warranty claims. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount as necessary. A rollforward of the Company's warranty liability for the nine months ended September 30, 2012 and December 31, 2011 is as follows:

	September 30, 2012	December 31, 2011
Balance - beginning of year	$5,197	$6,068
Expense	9,360	6,029
Claims settled	(6,982)	(6,900)
Balance - end of year	$7,575	$5,197

On June 16, 2009, the Company initiated a voluntary recall of certain refrigerators manufactured before April 10, 2006. The recall was initiated by management to expedite the repair of a condition that had resulted in certain warranty and damage claims. The following table provides additional information regarding this recall:

	September 30, 2012	December 31, 2011
Number of units involved in recall	76,763	46,000
Number of claims	30,318	21,843
Claims paid	$11,058	$8,364
Estimate of total remaining liability	$5,304	$2,875

As additional information became available during the nine months ended September 30, 2012, the Company revised its estimate of the recall and recorded an additional charge or approximately $1,200.

In December 2012, the Company initiated a voluntary recall of certain refrigerators manufactured before August 2012.  The recall was initiated by management to expedite the repair of a condition that had resulted in certain warranty and damage claims.  There are 30,763 units involved in the recall.  The estimated cost of this voluntary recall, $4,000, was included in cost of goods sold in the accompanying condensed consolidated statement of operations for the period ended September 30, 2012.

Note 5. Debt

Debt at September 30, 2012 and December 31, 2011 consisted of the following:

	September 30, 2012	December 31, 2011
Notes Payable	$104,099	$101,593
Revolving loan under the credit facility	52,300	58,653
Bonds	8,180	10,415
Other	1,214	1,502
Total	165,793	172,163
Less current maturities	(62,876)	(3,244)
Long-term debt, net of current maturities	$102,917	$168,919

In March 2012, the Company amended the terms of its credit agreement which provides for a revolving loan commitment (“Revolving Loans”) and received an extension on the maturity date of the Revolving Loans to March 29, 2013. Under the amended terms, current borrowings outstanding under the Revolving Loans are subject to interest at LIBOR plus 5.00 percent or the bank's prime rate plus 2.25 percent. The amended agreement provides for automatic and permanent reductions in the $75,000 loan commitment on the Revolving Loans by $2,500 on March 31, 2012, an additional $2,500 on June 30, 2012, an additional $2,500 on September 30, 2012, and an additional $2,500 on December 31, 2012. Borrowings on the Revolving Loans are classified in current maturities of long-term debt at September 30, 2012.

In March 2012, the Company obtained $3,000 of debt financing from a company whose officers and employees have a direct or indirect controlling interest in VRC (Sponsor). The financing is in the form of a promissory note with a fixed interest rate of 15 percent and is subordinated to the Credit Agreement. Additional borrowings of $16,000 are available under this promissory note which has a maturity date of December 1, 2015. In the event the Company's liquidity, as defined, is less than $3,000, the Sponsor will advance to the Company within five business days the shortfall as additional borrowings under the promissory note up to the available balance of the promissory note. A letter of credit was also established for the benefit of the lenders by the Sponsor in the amount of $10,000.

Included in notes payable at September 30, 2012 and December 31, 2011 is a $50,000 note payable to an outside investor. The note carries the same financial covenants as the Revolving Loans. In May 2012, the note was amended to restate financial covenants with the next measurement period being December 31, 2012. A letter of credit was also established for the benefit of the note holder by a company whose officers and employees have a direct or indirect controlling interest in VRC. The letter of credit totaled $3,000.

Note 6. Restructuring and Discontinued Operations

As part of an ongoing strategy to reduce costs, the Company has continued to restructure its operations and discontinue certain of its businesses.

During the nine month periods ended September 30, 2012 and 2011, the company incurred $5,530 and $343, respectively, of additional restructuring expense related to restructuring initiatives started in prior years. Restructuring and related charges are reported as restructuring charges in the consolidated statement of operations.

During the nine month periods ended September 30, 2012 and 2011, the Company incurred $1,529 and $1,386 of additional expense related to losses from operations and related closing costs for certain of its businesses.

The following is a summary of assets and liabilities of the discontinued operations, excluding cash, presented in other current assets and liabilities in the accompanying consolidated balance sheet at September 30, 2012:

Assets of discontinued operations
Accounts receivable	$1,921
Inventories	197
Property and equipment, net	173
Other assets	1,428
Total assets of discontinued operations	$3,719

Liabilities of discontinued operations
Accounts payable	$1,838
Accrued expenses	2,994
Total liabilities of discontinued operations	$4,832

The following is a summary of assets and liabilities of the discontinued operations, excluding cash, presented in other current assets and liabilities in the accompanying condensed consolidated balance sheet at December 31, 2011:

Assets of discontinued operations
Accounts receivable	$2,662
Inventories	255
Property and equipment, net	308
Other assets	42
Total assets of discontinued operations	$3,267

Liabilities of discontinued operations
Accounts payable	$1,681
Accrued expenses	3,897
Total liabilities of discontinued operations	$5,578

Note 7. Subsequent Events

The Company has evaluated subsequent events through February 27, 2012, the date these financial statements were available to be issued.

On December 31, 2012, The Middleby Corporation (“Middleby”), through its wholly-owned subsidiary Middleby Marshall Inc. ("Middleby Marshall"), acquired all of the issued and outstanding shares of the Company's capital stock (“Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Middleby purchased the Company in an all cash transaction for $380 million, subject to certain post-closing adjustments.  Of the purchase price, $30 million has been deposited in an escrow account as security for potential post-closing indemnification claims of Middleby against the Company's shareholders.  The Stock Purchase Agreement contains customary representations and warranties, covenants, and indemnification provisions. The Company's debt was paid in full in connection with the acquisition and the related loan commitments were canceled.